CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Counsel” included in or made a part of Post-Effective Amendment No. 101 to the Registration Statement of NexPoint Funds I (File No. 333-132400), on Form N-1A under the Securities Act of 1933, as amended.

/s/ K&L Gates LLP

K&L Gates LLP

October 28, 2025